Exhibit 99.1

FOR IMMEDIATE RELEASE January 26th, 2021

Sorrento Announces Positive Preliminary Results of Phase 1b Study of COVI-MSC™ for Treatment of ICU COVID-19 Patients

•	First three patients discharged from Hospital ICU within 8 days from initial IV administration
•	No infusion-related adverse events noted for any patient treated to date

SAN DIEGO, Jan. 26, 2021 (GLOBE NEWSWIRE) -- Sorrento Therapeutics, Inc. (Nasdaq: SRNE, "Sorrento") announced today positive preliminary results from its Phase 1b study of human allogeneic adipose-derived mesenchymal stem cells (COVI-MSC™) for patients suffering from COVID-19-induced acute respiratory distress (ARD) or acute respiratory distress syndrome (ARDS). This ongoing study (PSC-CP-004) is a single arm, non-randomized Phase 1b study of the safety and preliminary efficacy of COVI-MSCs administered every other day for three infusions for a total of 1 x 106 cells/kg. The primary objective is to evaluate the safety of intravenous infusion of allogeneic adipose MSC cells in patients with COVID-19-induced ARD or ARDS. The secondary objective is to evaluate efficacy outcome variables to give guidance regarding the risk/benefit ratio in patients with COVID-19 respiratory distress.

The first three patients enrolled tolerated treatment well and improved rapidly. Each of the three patients was discharged from the hospital within a week of starting the patient’s COVI-MSC infusions and two patients were discharged on the day of their last infusion.  One of the patients had been in the hospital for three weeks, unable to be weaned from significant oxygen support, and another patient with uncontrolled diabetes had been discharged previously but had to be readmitted due to recurrent ARD. Each of the infusions were well-tolerated and no patient reported any infusion-related adverse events. A fourth patient is currently at the beginning of a course of treatment, with no safety issues following the patient’s first infusion. Additional enrollment continues.

Dr. Eyad Almasri, Associate Professor of Medicine, Pulmonary, Critical Care and Sleep Medicine at UCSF Fresno, is the principal investigator in this ongoing study.  Dr. Almasri stated, “I am excited to see how well-tolerated this promising treatment is to date and am very encouraged by the early signals we are seeing from the first few patients.  I am looking forward to working with Sorrento in continuing to offer COVI-MSC treatments to patients in this study and in the proposed controlled phase 2 study.”

More information on the Phase 1 trial can be found at www.clinicaltrials.gov (NCT04486001). Information on the proposed Phase 2 trial is expected to be available soon.

Stem cells have been demonstrated to support resolution of symptoms in multiple disease settings and have the potential to reduce the long-term effects associated with pulmonary tissue damage. More information on the potential use and benefits of MSCs for patients with COVID-19 can be found in the recently published review at: https://translational-medicine.biomedcentral.com/articles/10.1186/s12967-020-02380-2

Personalized Stem Cells, Inc. (PSC) is the GMP manufacturer partner for Sorrento’s COVI-MSC.

About Sorrento Therapeutics, Inc.

Sorrento is a clinical stage, antibody-centric, biopharmaceutical company developing new therapies to treat cancers and COVID-19. Sorrento’s multimodal, multipronged approach to fighting cancer is made possible by its extensive immuno-oncology platforms, including key assets such as fully human antibodies (“G-MAB™ library”), clinical stage immuno-cellular therapies (“CAR-T”, “DAR-T™”), antibody-drug conjugates (“ADCs”), and clinical stage oncolytic virus (“Seprehvir™”). Sorrento is also developing potential antiviral therapies and vaccines against coronaviruses, including COVI-GUARD™, COVI-AMG™, COVI-SHIELD™, Gene-MAb™, COVI-MSC™ and COVI-DROPS™; and diagnostic test solutions, including COVI-TRACK™, COVI-STIX™ and COVI-TRACE™.

Sorrento's commitment to life-enhancing therapies for patients is also demonstrated by our effort to advance a first-in-class (TRPV1 agonist) non-opioid pain management small molecule, resiniferatoxin (“RTX”), and SP-102 (10 mg, dexamethasone sodium phosphate viscous gel) (SEMDEXA™), a novel, viscous gel formulation of a widely used corticosteroid for epidural injections to treat lumbosacral radicular pain, or sciatica, and to commercialize ZTlido® (lidocaine topical system) 1.8% for the treatment of post-herpetic neuralgia. RTX has completed a phase IB trial for intractable pain associated with cancer and a phase 1B trial in osteoarthritis patients. SEMDEXA is in a pivotal Phase 3 trial for the treatment of lumbosacral radicular pain, or sciatica. ZTlido® was approved by the FDA on February 28, 2018.

 For more information visit www.sorrentotherapeutics.com

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Forward-Looking Statements

This press release and any statements made for and during any presentation or meeting contain forward-looking statements related to Sorrento Therapeutics, Inc., under the safe harbor provisions of Section 21E of the Private Securities Litigation Reform Act of 1995 and subject to risks and uncertainties that could cause actual results to differ materially from those projected. Forward-looking statements include statements regarding the safety and potential efficacy of an adipose-derived allogeneic MSC product candidate in patients with COVID-19 and in respiratory distress; the clinical testing of an adipose-derived allogeneic MSC product candidate; the preliminary results of the Phase 1b trial to date; the continued enrollment and potential commencement of any future clinical trials for an adipose-derived allogeneic MSC product candidate, including any Phase 2 trial; the potential for preliminary data results to be replicated or continue to show improved clinical safety or efficacy as the ongoing trial continues; and our potential position in the antiviral industry. Risks and uncertainties that could cause our actual results to differ materially and adversely from those expressed in our forward-looking statements, include, but are not limited to: risks related to Sorrento's and its subsidiaries', affiliates’ and partners’ technologies and prospects and collaborations with partners, including, but not limited to risks related to seeking regulatory approval for any adipose-derived allogeneic MSC product candidate; clinical development risks, including risks in the progress, timing, cost, and results of clinical trials and product development programs; risk of difficulties or delays in obtaining regulatory approvals; risks that clinical study results may not meet any or all endpoints of a clinical study and that any data generated from such studies may not support a regulatory submission or approval; risks that prior test, study and trial results may not be replicated in future studies and trials; risks of manufacturing and supplying drug product; risks related to leveraging the expertise of its employees, subsidiaries, affiliates and partners to assist Sorrento in the execution of its COVID-19 therapeutic product candidate strategies; risks related to the global impact of COVID-19; and other risks that are described in Sorrento's most recent periodic reports filed with the Securities and Exchange Commission, including Sorrento's Annual Report on Form 10-K for the year ended December 31, 2019, and subsequent Quarterly Reports on Form 10-Q filed with the Securities and Exchange Commission, including the risk factors set forth in those filings. Investors are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this release and we undertake no obligation to update any forward-looking statement in this press release except as required by law.

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Media and Investor Relations

Contact: Alexis Nahama, DVM (SVP Corporate Development)

Telephone: 1.858.203.4120

Email: mediarelations@sorrentotherapeutics.com

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Sorrento® and the Sorrento logo are registered trademarks of Sorrento Therapeutics, Inc.

G-MAB™, DAR-T™, COVI-GUARDTM, COVI-AMG™, COVI-SHIELD™, Gene-MAb™, COVI-DROPS™, COVI-MSC™, COVI-TRACK™, COVI-TRACE™ and COVI-STIX™ are trademarks of Sorrento Therapeutics, Inc.

SEMDEXA™ is a trademark of Semnur Pharmaceuticals, Inc.

ZTlido® is a trademark owned by Scilex Pharmaceuticals Inc.

All other trademarks are the property of their respective owners.

© 2021 Sorrento Therapeutics, Inc. All Rights Reserved.

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